UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland	46-3769850
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 S. Syracuse Street
Suite 1450
Denver, CO	80237
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
6.00% Series B Participating Preferred Stock, $0.01 par	New York Stock Exchange
value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-203798

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Farmland Partners Inc., a Maryland corporation (the “Company”), in connection with the registration of its 6.00% Series B participating preferred stock, $0.01 par value per share (the “Series B Participating Preferred Stock”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 1.           Description of Registrant’s Securities to be Registered.

The description of the Series B Participating Preferred Stock included under the heading “Description of Series B Participating Preferred Stock” beginning on page S-31 of the prospectus supplement dated August 10, 2017 filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and other information relating to the Series B Participating Preferred Stock under the headings “Certain Provisions of Maryland Law and Our Charter and Bylaws” and “Restrictions on Ownership and Transfer” in the accompanying prospectus dated May 14, 2015, forming part of the Company’s registration statement on Form S-3 (File No. 333-203798), initially filed with the Commission on May 1, 2015 and as amended on May 11, 2015, is incorporated herein by reference.

Item 2.           Exhibits.

3.1	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11/A, filed on March 24, 2014).
3.2

Articles Supplementary for Farmland Partners Inc. 6.00% Series B Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on August 16, 2017).

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11/A, filed on March 24, 2014).
4.1	Form of Specimen Stock Certificate of 6.00% Series B Participating Preferred Stock.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 16, 2017		FARMLAND PARTNERS INC.

	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11/A, filed on March 24, 2014).
3.2

Articles Supplementary for Farmland Partners Inc. 6.00% Series B Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on August 16, 2017).

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11/A, filed on March 24, 2014).
4.1	Form of Specimen Stock Certificate of 6.00% Series B Participating Preferred Stock.